EXHIBIT 23(B)

INDEPENDENT AUDITORS' CONSENT

WE CONSENT TO THE INCORPORATION BY REFERENCE IN THIS REGISTRATION STATEMENT OF MATEC CORPORATION ON FORM S-8 OF OUR REPORTS DATED FEBRUARY 16, 2001 (FEBRUARY 27, 2001 AS TO NOTE 17), APPEARING IN AND INCORPORATED BY REFERENCE IN THE ANNUAL REPORT ON FORM 10-K OF MATEC CORPORATION FOR THE YEAR ENDED DECEMBER 31, 2000.

/S/ DELOITTE & TOUCHE LLP

BOSTON, MASSACHUSETTS
AUGUST 16, 2001